Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1998

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.  Plan is subject to ERISA, see Item 4 for required information.


Item 2.  Plan is subject to ERISA, see Item 4 for required information.


Item 3.  Plan is subject to ERISA, see Item 4 for required information.


Item 4.  Financial Statements and Exhibits
         ---------------------------------

    (a)  Financial Statements*:

         Report of Independent Accountants

         Statements of Net Assets Available for Benefits with Fund Information at March 31, 1998 and March 31, 1997.

         Statements of Changes in Net Assets Available for Benefits with Fund Information for year ended March 31, 1998 and March 31, 1997.

         Notes to financial statements

         Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefit with Fund Information at March 31, 1998 and March 31, 1997 (Appendix A)

         Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1998 and March 31, 1997 (Appendix A)


    (b)  Exhibits:

         None







         * Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.




                                       2

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                 ANHEUSER-BUSCH DEFERRED INCOME
                                 STOCK PURCHASE AND SAVINGS PLAN






                                  By:      JOBETH G. BROWN
                                     --------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 25, 1998























                                       3














[LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis, MO  63101
                                                 Telephone (314) 206 8500


                        Report of Independent Accountants


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan



July 31, 1998


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan at
March 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers LLP


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
Statement of Net Assets Available for Benefits with Fund
Information
March 31, 1998
Page 2
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                             Short-term  Medium-term
                            Anheuser-Busch      fixed      fixed      Equity
                            Companies, Inc.    income     income      index
                               stock fund       fund       fund        fund
Assets
Contributions receivable:
    Participants               $  1,081,331 $    21,605 $    72,571 $   386,083
    Employer                        829,480       -           -          -
                               ------------ ----------- ----------- -----------
                                  1,910,811      21,605      72,571     386,083
                               ------------ ----------- ----------- -----------

Investments, at fair value:
  Anheuser-Busch Companies,
    Inc. Common Stock*          872,384,224
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund             15,412,214
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                        33,984,799
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                       160,842,251
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
    Index  Balanced Fund
  Participant loans
  Earthgrains Company, Inc.          -            -          -          -
      Common Stock
                               ------------ ----------- ----------- ------------
     Total investments          872,384,224  15,412,214  33,984,799 160,842,251
                               ------------ ----------- ----------- ------------
     Total assets               874,295,035  15,433,819  34,057,370 161,228,334
                               ------------ ----------- ----------- ------------
Liabilities
Notes payable                  (123,600,000)
                               ------------ ----------- ----------- ------------
    Total liabilities          (123,600,000)      -          -           -
                               ------------ ----------- ----------- ------------
 Net assets available for      $750,695,035 $15,433,819 $34,057,370 $161,228,334
    benefits                   ============ =========== =========== ============


*Represents more than 5% of net assets available for benefits.

 The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Indexed    Participant    Earthgrains
                                balanced    balanced       loan       Company stock
                                  fund        fund         fund          fund          Total
Assets
Contributions receivable:
    Participants               $     48,085 $    37,032  $   -        $   -       $    1,646,707
    Employer                          -           -          -            -              829,480
                               ------------ -----------  -----------  -----------   ------------
                                     48,085      37,032      -            -            2,476,187
                               ------------ -----------  -----------  -----------   ------------
Investments at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                    872,384,224
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                      15,412,214
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                                                     33,984,799
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                                       160,842,251
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund        15,179,207                                           15,179,207
  Anheuser-Busch Companies, Inc.
    Index Balanced Fund                      15,650,572                               15,650,572
  Participant loans                                       37,037,993                  37,037,993
  Earthgrains Company, Inc.
      Common Stock                   -           -            -        17,926,402     17,926,402
                               ------------ -----------  -----------  -----------    -----------
     Total investments           15,179,207  15,650,572   37,037,993   17,926,402  1,168,417,662
                               ------------ -----------  -----------  ----------- --------------
     Total assets                15,227,292  15,687,604   37,037,993   17,926,402  1,170,893,849
                               ------------ -----------  -----------  ----------- --------------
Liabilities
Notes payable                                                                       (123,600,000)
                               ------------ -----------  -----------  ----------- --------------
    Total liabilities                -            -           -            -        (123,600,000)
                               ------------ -----------  -----------  ----------- --------------
 Net assets available for      $ 15,227,292 $15,687,604  $37,037,993  $17,926,402 $1,047,293,849
    benefits                   ============ ===========  ===========  =========== ==============




*Represents more than 5% of net assets available for benefits.

The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
Statement of Net Assets Available for Benefits with Fund
Information
March 31, 1997
Page 3
------------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.  income      income      index
                               stock fund     fund        fund        fund
Assets
Contributions receivable:
     Participants            $   1,116,710 $   22,132  $    82,830  $   250,861
     Employer                      669,881        -            -            -
                             ------------- ----------  -----------  -----------
                                 1,786,591     22,132       82,830      250,861
                             ------------- ----------  -----------  -----------
Investments, at fair value:
  Anheuser-Busch Companies,    866,891,047
    Inc. Common Stock*
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund          10,501,546
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                      32,874,148
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                      67,564,753
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
    Index Balanced Fund
  Participant loans
  Earthgrains Company, Inc.,
    Common Stock                   -            -           -          -
                             ------------ ----------- -----------  -----------
      Total investments       866,891,047  10,501,546  32,874,148   67,564,753
                             ------------ ----------- -----------  -----------
      Total assets            868,677,638  10,523,678  32,956,978   67,815,614
                             ------------ ----------- -----------  -----------
Liabilities
Notes payable                (141,050,000)
                             ------------ ----------- -----------  -----------

     Total liabilities       (141,050,000)      -           -           -
                             ------------ ----------- -----------  -----------
  Net assets available for
    benefits                 $727,627,638 $10,523,678 $32,956,978  $67,815,614
                             ============ =========== ===========  ===========

*Represents more than 5% of net assets available for benefits.

 The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Indexed    Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Assets
Contributions receivable:
    Participants               $     40,060 $    25,417  $   -        $   -         $ 1,538,010
    Employer                          -           -          -            -             669,881
                               ------------ -----------  -----------  -----------   -----------
                                     40,060      25,417      -            -           2,207,891
                               ------------ -----------  -----------  -----------   -----------
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                   866,891,047
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                     10,501,546
  Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                                                    32,874,148
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                                       67,564,753
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund         8,821,674                                           8,821,674
  Anheuser-Busch Companies, Inc.
    Index  Balanced Fund                      6,597,319                               6,597,319
  Participant loans                                       34,581,109                 34,581,109
  Earthgrains Company, Inc.
      Common Stock                   -           -            -        11,971,852    11,971,852
                               ------------ -----------  -----------  -----------    ----------
     Total investments            8,821,674   6,597,319   34,581,109   11,971,852 1,039,803,448
                               ------------ -----------  -----------  ----------- -------------
     Total assets                 8,861,734   6,622,736   34,581,109   11,971,852 1,042,011,339
                               ------------ -----------  -----------  ----------- -------------
Liabilities
Notes payable                        -           -            -            -       (141,050,000)
                               ------------ -----------  -----------  ----------- -------------
    Total liabilities                -            -           -            -       (141,050,000)
                               ------------ -----------  -----------  ----------- -------------
 Net assets available for      $  8,861,734 $ 6,622,736  $34,581,109  $11,971,852 $ 900,961,339
    benefits                   ============ ===========  ===========  =========== =============





*Represents more than 5% of net assets available for benefits.
  The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits with
Fund Information
Year Ended March 31, 1998
Page 4
--------------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed     Equity
                            Companies, Inc.  income      income     index
                              stock fund      fund        fund       fund
Additions to net assets
attributed to:
  Contributions:
     Participants              $ 30,607,568 $   714,172 $ 1,908,031 $ 8,396,009
     Employer                    10,563,135         -           -           -
                               ------------ ----------- ----------- -----------
  Total contributions            41,170,703     714,172   1,908,031   8,396,009

Investment income:
     Interest                       293,251
     Dividends                    4,827,953
     Net realized and unrealized
     appreciation in fair value
     of investments             102,995,504     729,974   3,145,115  39,875,501
                               ------------ ----------- ----------- -----------
        Total additions         149,287,411   1,444,146   5,053,146  48,271,510
                               ------------ ----------- ----------- -----------
Deductions from net assets
attributed to:
     Distributions to
     participants                46,531,249   1,915,870   1,597,875   5,511,845
     Interest expense            11,636,625
     Administrative expenses          6,160       -           -           -
                               ------------ ----------- ----------- -----------
        Total deductions         58,174,034   1,915,870   1,597,875   5,511,845
                               ------------ ----------- ----------- -----------
Net transfers in (out)          (68,045,980)  5,381,865  (2,354,879) 50,653,055
                               ------------ ----------- ----------- -----------
Net increase                     23,067,397   4,910,141   1,100,392  93,412,720

Net assets available for
  benefits:
  Beginning of year             727,627,638  10,523,678  32,956,978  67,815,614
                               ------------ ----------- ----------- -----------

  End of year                  $750,695,035 $15,433,819 $34,057,370 $161,228,334
                               ============ =========== =========== ============



  The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Indexed    Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Additions to net assets
attributed to:
  Contributions:
    Participants               $  1,171,617 $  862,316   $   -        $   -       $  43,659,713
    Employer                          -           -          -            -          10,563,135
                               ------------ -----------  -----------  ----------- -------------
  Total contributions             1,171,617    862,316       -            -          54,222,848

Investment income:
  Interest                                                 2,887,749                  3,181,000
  Dividends                                                                           4,827,953
  Net realized and unrealized
    appreciation in fair value
    of investments                3,023,408   2,462,802        -        8,809,539   161,041,843
                               ------------ -----------  -----------  ----------- -------------
     Total additions              4,195,025   3,325,118    2,887,749    8,809,539   223,273,644


Deductions from net assets
attributed to:
  Distributions to participants     959,184     627,351    1,767,142    1,290,887    60,201,403
  Interest expense                                                                   11,636,625
  Administrative expenses            -           -            -            -              6,160
                               ------------ -----------  -----------  ----------- -------------
     Total deductions               959,184     627,351    1,767,142    1,290,887    71,844,188
                               ------------ -----------  -----------  ----------- -------------
Net transfers in (out)            3,129,717   6,367,101    1,336,277   (1,564,102)   (5,096,946)
                               ------------ -----------  -----------  ----------- -------------

Net increase                      6,365,558   9,064,868    2,456,884    5,954,550   146,332,510


Net assets available for
  benefits:
  Beginning of year               8,861,734   6,622,736   34,581,109   11,971,852   900,961,339
                               ------------ -----------  -----------  ----------- -------------

  End of year                  $ 15,227,292 $15,687,604  $37,037,993  $17,926,402 $1,047,293,849
                               ============ ===========  ===========  =========== ==============





  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits with
Fund Information
Year Ended March 31, 1997
Page 5
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH
                                           Short-term  Medium-term
                            Anheuser-Busch    fixed      fixed       Equity
                            Companies, Inc.  income     income       index
                              stock fund      fund       fund        fund
Additions to net assets
attributed to:
  Contributions:
     Participants              $ 27,686,726  $  547,305 $  3,469,934 $  5,600,742
     Employer                    10,356,001         -            -            -
                               ------------  ---------- ------------ ------------

  Total contributions            38,042,727     547,305    3,469,934    5,600,742

Investment income:
    Interest                        281,412         264
    Dividends                     5,167,938
    Net realized and unrealized
     appreciation in fair value
     of investments             183,592,858     478,815    1,424,832   9,512,099
                               ------------  ---------- ------------ -----------

    Total additions             227,084,935   1,026,384    4,894,766  15,112,841
                               ------------  ---------- ------------ -----------
Deductions from net assets
attributed to:
  Distributions to participants  35,557,123     911,099    1,689,573   2,390,727
  Interest expense               20,169,188
  Administrative expenses             6,270        -           -          -
                               ------------  ---------- ------------ -----------

   Total deductions              55,732,581     911,099    1,689,573   2,390,727
                               ------------  ---------- ------------ -----------

 Net transfers in (out)          11,359,463   1,677,271  (4,823,329)   6,995,845
                               ------------  ---------- -----------  -----------


 Net increase (decrease)        182,711,817   1,792,556  (1,618,136)  19,717,959

Net assets available for
 benefits:
 Beginning of year              544,915,821   8,731,122  34,575,114   48,097,655
                               ------------  ---------- -----------  -----------

 End of year                   $727,627,638 $10,523,678 $32,956,978  $67,815,614
                               ============  ========== ===========  ===========

The accompanying notes are an integral part of these financial statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Indexed    Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Additions to net assets
attributed to:
  Contributions:
    Participants               $    898,362 $  557,983   $   -        $   -       $  38,761,052
    Employer                            -          -         -            -          10,356,001
                               ------------ -----------  -----------  ----------- -------------
                                    898,362    557,983       -            -          49,117,053

Investment income:
  Interest                                                 2,487,925                  2,769,601
  Dividends                                                                           5,167,938
  Net realized and unrealized
    appreciation in fair value
    of investments                  825,131    569,651         -        5,485,188   201,888,574
                               ------------ -----------  -----------  ----------- -------------

  Total additions                 1,723,493  1,127,634     2,487,925    5,485,188   258,943,166
                               ------------ ----------   -----------  ----------- -------------

Deductions from net assets
attributed to:
  Distributions to participants     707,429     139,667      907,813      695,512    42,998,943
  Interest expense                                                                   20,169,188
  Administrative expenses            -           -            -             -             6,270
                               ------------ -----------  -----------  ----------- -------------

     Total deductions               707,429     139,667      907,813      695,512    63,174,401
                               ------------ -----------  -----------  ----------- -------------

Net transfers in (out)              393,645     888,387   4,093,434    (5,287,772)   15,296,944
                               ------------ --- -------  -----------  ----------- -------------

Net increase (decrease)           1,409,709   1,876,354   5,673,546      (498,096)  211,065,709


Net assets available for
  benefits:
  Beginning of year               7,452,025   4,746,382   28,907,563   12,469,948   689,895,630
                                ----------- -----------  -----------  ----------- -------------

  End of year                  $  8,861,734 $ 6,622,736  $34,581,109  $11,971,852 $ 900,961,339
                               ============ ===========  ===========  =========== =============



     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 6
     --------------------------------------------------------------------------

1.   Description of the plan

     General
     The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (the Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Anheuser-Busch Employee Stock Purchase and Savings Plan was established by Anheuser-Busch, Inc., effective April 1, 1976. The Original Plan was divided into two separate plans effective
     January 1, 1985: the Deferred Income Stock Purchase and Savings Plan and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees not covered by a collective bargaining agreement. Effective July 1, 1994, the Plan was divided into two separate plans, one of which is a continuation of the Plan as amended, and the other of which is the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of the Earthgrains Company).

     The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company which include: Anheuser-Busch Asia, Inc.; Anheuser-Busch Beverage Group, Inc.; Anheuser-Busch Companies, Inc.; Anheuser-Busch Distributors of New York, Inc.; Anheuser-Busch Europe, Inc.; Anheuser-Busch, Inc.; Anheuser-Busch International, Inc.; Anheuser-Busch Investment Capital Corporation; Anheuser-Busch Mexico, Inc.; Anheuser-Busch Recycling Corporation; Anheuser-Busch Sales of Hawaii, Inc.; Anheuser-Busch Sales of South Bay, Inc.; August A. Busch & Co. of Massachusetts; Boardwalk and Baseball, Inc.; Busch Agricultural Resources, Inc.; Busch Agricultural Resources International, Inc.; Busch Biotech, Inc.; Busch Creative Services Corporation; Busch Entertainment Corporation; Busch Media Group; Busch Mechanical Services, Inc.; Busch Properties, Inc.; Busch Properties of Florida, Inc.; Consolidated Farms, Inc.; Eagle Snacks, Inc.; Fairfield Transport, Inc.; Innervision Productions, Inc.; Kingsmill Realty, Inc.; Manufacturers Cartage Company; Manufacturers Railway Company; Metal Container Corporation; Metal Container Corporation of California; Metal Container International, Inc.; MRS Transport Company; Nutri-Turf, Inc.; Pacific International Rice Mills, Inc.; Packaging Business Services, Inc.; Precision Printing and Packaging, Inc.; Sea World of Florida, Inc.; Sea World of Texas, Inc.; Sea World, Inc.; St. Louis Refrigerator Car Company; and Williamsburg Transport, Inc.

     The Plan is operated in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986. The Plan was restated effective
     April 1, 1994 primarily to incorporate previous amendments. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

     Plan administration
     The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee.
     As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 7
     --------------------------------------------------------------------------

     except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

     The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

     Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

     Plan participation
     Each employee of a participating employer (other than employees covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after completing one year of service in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

     Contributions
     A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of his base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of his base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. Effective April 1, 1998, the participating employer's matching contribution may not be less than 33-1/3% nor more than 100% of the aggregate participant contributions. The Company may contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

     The Company may also be required to make a Supplemental
     Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 8
     --------------------------------------------------------------------------

     Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 1998 and 1997, no Supplemental Contributions were required.

     Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vested immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change of control" of the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions. There were $8,581 in forfeitures during the year ended March 31, 1998.

     Investments
     The Trustee maintains an Anheuser-Busch Companies, Inc. Common Stock Fund, an Earthgrains Company, Inc. Common Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Indexed Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions and all unmatched contributions to be invested in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

     The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

     Distributions
     The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of his account and the part of the Company contribution portion of his account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 9
     --------------------------------------------------------------------------

     Participant loans
     A participant may borrow from Before-Tax and/or After-Tax vested account balances, subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point as of the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

     Plan expenses
     Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are charged to and paid by the participating employers.

     Plan termination
     The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.   Summary of significant accounting policies

     Basis of accounting
     The Plan's financial statements are prepared on the accrual basis of accounting.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1997 financial statements and Appendix A to conform to current year presentation.

     Investment valuation
     Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31, 1998. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 10
     --------------------------------------------------------------------------

     Security transactions and investment income
     Investment purchases and sales, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value compared to the cost of investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

     Allocation of assets
     The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

3.   Interests in Anheuser-Busch Companies, Inc. Defined
     Contribution Master Trust

     Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company, Inc.'s Common Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust.
     The assets of the Master Trust are held by Mellon Bank, N.A.
     (Trustee).

     At March 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 52% and 51%, respectively.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 11
     --------------------------------------------------------------------------

     The following table presents the fair value of investments for the Master Trust:

                                                      March 31,
                                             1998                1997

     Investments at fair value:
       Anheuser-Busch common stock    $  1,768,443,386    $  1,764,489,350
       Short-term fixed income              23,983,370          15,568,585
       Medium-term fixed income             48,360,569          44,750,953
       Equity index                        244,609,595          86,880,218
       Managed balanced                     21,318,878          10,806,861
       Index balanced                       21,599,221           7,756,536
       Participant loans                    83,211,937          76,179,822
       Earthgrains Company common stock     35,570,828          24,070,669
                                       ---------------     ---------------
                                      $  2,247,097,784    $  2,030,502,994
                                       ===============     ===============



     Investment income for the Master Trust is as follows:


                                           Year ended March 31,
                                          1998              1997

 Net appreciation in fair value of
 investments:
   Anheuser-Busch common stock       $  178,962,138    $  346,196,449
   Short-term fixed income                   29,847           (91,609)
   Medium-term fixed income               1,391,974          (996,720)
   Equity index                          50,332,246        10,660,053
   Managed balanced                       3,829,723         1,019,321
   Index balanced                         2,946,651           607,152
   Earthgrains Company common stock      17,367,264        11,048,054
                                      -------------      ------------

                                        254,859,843       368,442,700
                                      -------------      ------------

 Interest                                14,661,835        12,244,741
 Dividends                               41,880,450        40,113,882
                                      -------------     -------------

                                     $  311,402,128    $  420,801,323
                                      =============     =============


     Financial statements for the Anheuser-Busch Companies, Inc.
     Defined Contribution Master Trust as of and for the years ended March 31, 1998 and 1997 are included as Appendix A.

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 12
     --------------------------------------------------------------------------

4.   Federal income tax status

     The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under
     Section 501 of the Internal Revenue Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.   Notes payable

     In June 1989, the Plan issued $250 million in guaranteed 8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semi-annually. Principal is payable in annual instalments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. and Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as security for the Notes. The shares are maintained in the Company Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the year ended March 31, 1998, 779,918 shares were released to participants. Anheuser-Busch Companies, Inc. issued a 2-for-1 stock split during September 1996 resulting in an increase of the Company Stock Fund unallocated shares. At March 31, 1998 the Company Stock Fund held 4,308,078 unallocated shares.

     Principal maturities for each of the years ending March 31, are as follows:


               1999                    18,350,000
               2000                    19,150,000
               2001                    20,000,000
               2002                    20,950,000
               2003                    22,000,000
               2004                    23,150,000
                                     ------------

                                    $ 123,600,000
                                     ============

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 13
     --------------------------------------------------------------------------

6.   Benefit obligations

     Benefit obligations for persons who have withdrawn from
     participation in the Plan are as follows:
                                                          March 31,
                                                     1998         1997

     Anheuser-Busch Companies common stock fund   $2,196,491  $   834,010
     Short-term fixed income fund                    222,141
     Medium-term fixed income fund                   358,554      99,213
     Equity index fund                               270,941     157,684
     Managed balanced fund                            36,474      12,476
     Index balanced fund                              51,193       1,982
     Earthgrains Company common stock fund            65,002      19,834
                                                   ---------     -------

                                                  $3,200,796  $1,125,199
                                                  ==========  ==========



7.   Transactions with parties-in-interest

     At March 31, 1998, the Plan held shares of Anheuser-Busch Companies, Inc. common stock. These shares had a total cost of $334,722,205 and total market value of $872,384,224 at March 31, 1998. During the year ended March 31, 1998, transactions with the Company included aggregate purchases and sales totaling $7,926,346 and $45,918,693, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

     During the year ended March 31, 1998, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate purchases and sales totaling $61,993,480 and $61,267,087, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

8.   Unit accounting

     As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1998, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
     Notes to Financial Statements
     March 31, 1998
     Page 14
     --------------------------------------------------------------------------


                                             Units Held   NAV per Unit

     Anheuser-Busch Common Stock Fund        42,905,027          15.69
     Short-Term Fixed Income Fund               889,061          17.33
     Medium-Term Fixed Income Fund            1,446,626          23.49
     Equity Index Fund                          655,808         245.25
     Managed Balanced Fund                      798,569          19.00
     Indexed Balanced Fund                      337,090          46.42
     Participant Loans                       37,037,993           1.00
     Earthgrains Company Common Stock Fund    1,225,570          14.62


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                      Page 1 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1998
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                  Short-term  Medium-term
                                 Anheuser-Busch     fixed       fixed        Equity
                                 Companies, Inc.    income      income       index
                                    stock fund       fund       fund          fund
Assets
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
     Common Stock*               1,764,699,829
  Interest bearing cash              3,720,727                      129,620
  U.S. government securities                        9,361,836    19,483,013
  Corporate debt instruments                       10,442,678    28,354,090
  Insurance contracts
  Interest in common/collective
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments*                    22,830     4,178,856       393,846   244,609,595
                               ---------------  ------------  ------------  ------------
    Total investments            1,768,443,386    23,983,370    48,360,569   244,609,595
                               ---------------  ------------  ------------  ------------
    Total assets                 1,768,443,386    23,983,370    48,360,569   244,609,595
                               ---------------  ------------  ------------  ------------
Liabilities
Notes payable                     (247,200,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Total liabilities             (247,200,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Net assets available for   $ 1,521,243,386  $ 23,983,370  $ 48,360,569  $244,609,595
      benefits                 ===============  ============  ============  ============




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund                Total
Assets
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock*                                                                        1,764,699,829
  Interest bearing cash                                                              15       3,850,362
  U.S. government securities                                                                 28,844,849
  Corporate debt instruments                                                                 38,796,768
  Insurance contracts
  Interest in common/collective
    trusts                           21,318,878   10,798,861                                 32,117,739
  Loans to participant                                          83,211,937                   83,211,937
  Earthgrains Company Inc.
    common stock                                                             35,407,087      35,407,087
  Other investments*                    -          10,800,360     -             163,726     260,169,213
                                  ------------    ----------   ----------   -----------   -------------
    Total investments                21,318,878    21,599,221   83,211,937   35,570,828   2,247,097,784
                                  -------------    ----------   ----------  -----------   -------------
    Total assets                     21,318,878    21,599,221   83,211,937   35,570,828   2,247,097,784
                                  -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                           -               -          -             -         (247,200,000)
                                   ------------    ----------   ----------- -----------   -------------
    Total liabilities                   -               -          -              -        (247,200,000)
                                   ------------    ----------  -----------  -----------   -------------

    Net assets available for      $  21,318,878   $21,599,221 $ 83,211,937 $ 35,570,828  $ 1,999,897,784
      benefits                     ============   ===========  ===========  ===========   ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN          APPENDIX A
                                                                       Page 2 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                  Short-term  Medium-term
                                 Anheuser-Busch     fixed       fixed        Equity
                                 Companies, Inc.    income      income       index
                                    stock fund       fund       fund          fund
Assets
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
     Common Stock*               1,763,200,723
  Interest bearing cash              1,288,627                     350,368
  U.S. government securities                        1,901,519    31,422,938
  Corporate debt instruments                       10,332,805    11,217,609
  Insurance contracts
  Interest in common/collective                                   1,151,751
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments*                 -             3,334,261       608,287    86,880,218
                               ---------------  -----------   ------------  ------------
    Total investments            1,764,489,350    15,568,585    44,750,953    86,880,218
                               ---------------  ------------  ------------  ------------
    Total assets                 1,764,489,350    15,568,585    44,750,953    86,880,218
                               ---------------  ------------  ------------  ------------
Liabilities
Notes payable                     (282,100,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Total liabilities             (282,100,000)      -             -             -
                               ---------------  ------------  ------------  ------------

    Net assets available for   $ 1,482,389,350  $ 15,568,585  $ 44,750,953  $ 86,880,218
      benefits                 ===============  ============  ============  ============




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund                Total
Assets
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock*                                                                        1,763,200,723
  Interest bearing cash                                                                       1,638,995
  U.S. government securities                                                                 33,324,457
  Corporate debt instruments                                                                 21,550,414
  Insurance contracts                10,806,861    3,809,698                                 14,616,559
  Interest in common/collective
    trusts                                         3,946,838                                  5,098,589
  Loans to participant                                         76,179,822                    76,179,822
  Earthgrains Company Inc.
    common stock                                                            24,070,669       24,070,669
  Other investments*                    -               -         -             -            90,822,766
                                  ------------    ----------   ----------   -----------   -------------
    Total investments                10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                                  -------------    ----------   ----------  -----------   -------------
    Total assets                     10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                                  -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                           -               -          -             -         (282,100,000)
                                   ------------    ----------   ----------- -----------   -------------
    Total liabilities                   -               -          -              -        (282,100,000)
                                   ------------    ----------  -----------  -----------   -------------

    Net assets available for      $  10,806,861   $ 7,756,536 $ 76,179,822 $ 24,070,669  $ 1,748,402,994
      benefits                     ============   ===========  ===========  ===========   ==============



ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 3 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1998
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed      Equity
                                 Companies, Inc.   income      income     index
                                    stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:
         Participants            $   59,963,043 $ 1,211,998 $  2,770,456 $11,176,034
         Employer                    15,491,761         -            -           -
                                 -------------- ----------- ------------ -----------
    Total contributions              75,454,804   1,211,998    2,770,456  11,176,034


Investment income:
     Interest                           885,882   1,004,353    2,840,890   2,800,378
     Dividends                       41,728,864
     Net realized and unrealized
     appreciation in fair value
     of investments                 178,962,138      29,847    1,391,974  50,332,246
                                 -------------- ----------- ------------ -----------

       Total additions              297,031,688   2,246,198    7,003,320  64,308,658
                                 -------------- ----------- ------------ -----------


Deductions from net assets
attributed to:
  Distributions to participants     107,016,259   4,258,766    2,520,682   8,076,962
  Interest expense                   23,273,250
  Administrative expenses                15,815         -        (11,148)        -
                                 -------------- ----------- ------------ -----------

     Total deductions               130,305,324   4,258,766    2,509,534   8,076,962
                                 -------------- ----------- ------------ -----------

Net transfer in (out)              (127,872,328) 10,427,353     (884,170)101,497,681
                                 -------------- ----------- ------------ -----------

Net increase (decrease)              38,854,036   8,414,785    3,609,616 157,729,377


Net assets available for
benefits:
 Beginning of year                1,482,389,350  15,568,585   44,750,953  86,880,218
                                 -------------- ----------- ------------ -----------

 End of year                     $1,521,243,386 $23,983,370 $48,360,569  $244,609,595
                                 ============== =========== ============ ============



PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index     Participant   Earthgrains
                                     Balanced    balanced      loan      Company stock
                                       fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:

    Participants                   $  1,497,754 $ 1,149,033 $    -       $     -     $   77,768,318
    Employer                                -           -        -             -         15,491,761
                                   ------------ ----------- ------------ ----------- --------------
      Total contributions             1,497,754   1,149,033      -             -         93,260,079

Investment income:
     Interest                                       125,864    7,003,752         716     14,661,835
     Dividends                                                               151,586     41,880,450

     Net realized and unrealized
     appreciation in fair value
     of investments                   3,829,723   2,946,651      -        17,367,264    254,859,843
                                   ------------ ----------- ------------ ----------- --------------

       Total additions                5,327,477   4,221,548    7,003,752  17,519,566    404,662,207
                                   ------------ ----------- ------------ ----------- --------------

Deductions from net assets
attributed to:
  Distributions to participants       1,164,839     807,207    3,382,436   2,784,896    130,012,047
  Interest expense                                                                       23,273,250
  Administrative expenses                  -           -            -            (15)         4,652
                                   ------------ ----------- ------------ ----------- --------------
       Total deductions               1,164,839     807,207    3,382,436   2,784,881    153,289,949
                                   ------------ ----------- ------------ ----------- --------------


Net transfer in (out)                 6,349,379  10,428,344    3,410,799  (3,234,526)       122,532
                                   ------------ ----------- ------------ ----------- --------------

Net increase (decrease)              10,512,017  13,842,685    7,032,115  11,500,159    251,494,790

Net assets available for
benefits:
 Beginning of year                   10,806,861   7,756,536   76,179,822  24,070,669  1,748,402,994
                                   ------------ ----------- ------------ ----------- --------------

 End of year                       $ 21,318,878 $21,599,221 $ 83,211,937 $35,570,828 $1,999,897,784
                                   ============ =========== ============ =========== ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 4 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed      Equity
                                 Companies, Inc.   income      income     index
                                    stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:

         Participant             $   55,969,069 $   964,233 $  4,624,414 $ 7,565,400
         Employer                    16,302,090        -          -           -
                                 -------------- ----------- ------------ -----------
         Total contributions         72,271,159     964,233    4,624,414   7,565,400


Investment income:
     Interest                           807,239     787,221    2,950,138    2,113,688
     Dividends                       40,035,045
     Net realized and unrealized
     appreciation in fair value
     of investments                 346,196,449     (91,609)    (996,720) 10,660,053
                                 -------------- ----------- ------------ ------------
       Total additions              459,309,892   1,659,845    6,577,832  20,339,141
                                 -------------- ----------- ------------ ------------

Deductions from net assets
attributed to:
  Distributions to participants      89,417,709   2,217,757    2,752,761   3,232,210
  Interest expense                   40,338,376
  Administrative expenses                14,892         -            -           -
                                 -------------- ----------- ------------ -----------
       Total deductions             129,770,977   2,217,757    2,752,761   3,232,210
                                 -------------- ----------- ------------ -----------

Net transfer in (out)                13,794,542   2,565,058   (7,994,169)  4,717,421
                                 -------------- ----------- ------------ -----------
Net increase (decrease)             343,333,457   2,007,146   (4,169,098) 21,824,352

Net assets available for
benefits:
 Beginning of year                1,139,055,893  13,561,439   48,920,051  65,055,866
                                 -------------- ----------- ------------ -----------

 End of year                     $1,482,389,350 $15,568,585 $ 44,750,953 $86,880,218
                                 ============== =========== ============ ===========



PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index     Participant   Earthgrains
                                     Balanced    balanced      loan      Company stock
                                       fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Participants                   $  1,219,079 $   822,586 $    -       $     -     $   71,164,781
    Employer                                -           -        -             -         16,302,090
                                   ------------ ----------- ------------ ----------- --------------
       Total contributions            1,219,079     822,586      -             -         87,466,871

Investment income:
     Interest                                        93,741    5,492,638          76     12,244,741
     Dividends                                                                78,837     40,113,882
     Net realized and unrealized
     appreciation in fair value
     of investments                   1,019,321     607,152      -        11,048,054    368,442,700
                                   ------------ ----------- ------------ ----------- --------------

       Total additions                2,238,400   1,523,479    5,492,638  11,126,967    508,268,194
                                   ------------ ----------- ------------ ----------- --------------

Deductions from net assets
attributed to:
Distributions to participants           830,141     209,474    2,492,965   1,745,926    102,898,943
Interest expense                                                                         40,338,376
Administrative expenses                                                                      14,892
                                   ------------ ----------- ------------ ----------- --------------
       Total deductions                 830,141     209,474    2,492,965   1,745,926    143,252,211
                                   ------------ ----------- ------------ ----------- --------------

Net transfer in (out)                   (32,850)    422,471    9,208,987 (11,161,736)    11,519,724
                                   ------------ ----------- ------------ ----------- --------------

Net increase (decrease)               1,375,409   1,736,476   12,208,660  (1,780,695)   376,535,707

Net assets available for
benefits:
 Beginning of year                    9,431,452   6,020,060   63,971,162  25,851,364  1,371,867,287
                                   ------------ ----------- ------------ ----------- --------------

 End of year                       $ 10,806,861 $ 7,756,536 $ 76,179,822 $24,070,669 $1,748,402,994
                                   ============ =========== ============ =========== ==============


